WARRANT AMENDMENT AGREEMENT


      This Warrant Amendment Agreement dated as of July  16,
1999  by  and  between  XCL  Ltd.,  a  Delaware  corporation
("XCL"),    and   Estate   of   J.   Edgar    Monroe    (the
"Warrantholder").

                    W I T N E S S E T H:

       WHEREAS, the Warrantholder holds 65,116 warrants ("Warrants") to purchase shares of common stock, par value $0.01 per share, of XCL (as adjusted for XCL's one-for-fifteen reverse stock split (the "Reverse Stock Split") effective December 17, 1997), such Warrants having been originally issued pursuant to Warrant Certificate No. CNW-7 dated as of April 10, 1997 and reflecting an exercise price of $0.15 (as adjusted for the Reverse Stock Split) per share of common stock (subject to adjustment as therein provided) (the "Warrant Certificate"); and

      WHEREAS, in order to induce the Warrantholder to make additional loans to a subsidiary of XCL, XCL agreed to make certain changes to the Warrants, including an extension of the term, a reduction of the exercise price and an option to exchange the Warrants under certain circumstances; and

      WHEREAS, the Warrantholder has agreed to the proposed changes to the Warrants.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

     1. The line immediately above the Certificate Number in the Warrant Certificate is hereby amended to read:

          "Void  after  5:00 p.m. New York  time,  July  16,
          2004."

     2.       The  definitions  of  "Expiration  Date"   and
"Initial Exercise Price" in the first paragraph of the Warrant Certificate are hereby amended to read as follows:

                ".  and until 5:00 p.m., New  York
          time,  on July 16, 2004 (the "Expiration
          Date"), subject to the conditions set forth herein, at the initial exercise price of U.S. $0.01 per share (the
          "Initial Exercise Price") ."

All other terms and provisions of the first paragraph of the Warrant Certificate shall remain unchanged.

     3. Paragraph 1(e) of the Warrant Certificate is hereby amended to read as follows:

          (e)   The  Warrants represented by  this
          Certificate  are  exercisable   at   the
          option of the Holder in whole or in part
          (but  not as to fractional Shares),  but
          upon  exercise in part, the election  to
          exchange  provided  for  in  Section  11
          shall terminate. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor (but without the election to exchange provided for in
          Section  11  or any other references  to
          Exchange Shares) representing the number of unexercised Warrants.

     4. Paragraph 11 of the Warrant Certificate shall be renumbered as paragraph 16 and the following new paragraph
11 shall be inserted:

          11.     Option to Exchange Warrants for Stock.

               (a)      The Company hereby agrees  that
          at any time or from time to time beginning on
          July  17, 2001, and until 5:00 p.m., New York
          time,  on  January  16, 2002  (the  "Exchange
          Expiration  Date"),  Holder  shall  have  the
          right to exchange all, but not less than all,
          of   the   Warrants   represented   by   this
          Certificate for fully paid shares  of  Common
          Stock having a market value on the day of the exchange of $100,000 (the "Exchange Shares") or at the option of the Company, all or a portion of such $100,000 in cash.

               (b)      It is understood and agreed  by
          Holder  that there can be no partial exchange
          under  this Section 11, but that all Warrants
          represented  by  this  Certificate  must   be
          exchanged  in  order for the exchange  to  be
          available   to   Holder.    It   is   further
          understood and agreed by Holder that if  this
          Certificate is exercised in part, the  Holder
          shall no longer have the election to exchange
          provided  by this Section 11 and the election
          to  exchange  contained in  this  Section  11
          shall automatically and without any further action by any party terminate and be of no further force or effect, whether or not a new
          Certificate is issued to Holder eliminating this Section 11 and other references to Exchange Shares.

               (c)      The exchange authorized by this
          Section  11 is subject to the conditions  set
          forth   in   Section   4,  "Compliance   with
          Securities Laws."

               (d)      Subject to compliance with  all
          of  the  conditions  set  forth  herein,  the
          Holder  shall have the right to receive  from
          the Company the Exchange Shares, cash or part
          shares  and  part cash at the option  of  the
          Company,  upon surrender of this  Certificate
          to  the  Company  at  its  principal  office,
          together   with  the  form  of  election   to
          exchange attached hereto duly completed and signed by the Holder; provided, that if the date of such exchange is not a Business Day, then such exchange shall take place before 5:00 p.m. New York time on the next following
          Business Day.

               (e) The exchange of this Certificate may not be exercised after 5:00 p.m., New York time, on the Exchange Expiration Date, at which time all rights to exchange provided for in this Section 11, unless exercised prior thereto, shall thereafter be null and void and all further rights in respect thereof under this Section 11 shall thereupon cease.

               (f) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at its principal office, together with the form of election to exchange attached hereto duly completed and signed by the Holder, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the Exchange Shares or all or a portion of such $100,000 in cash.

               (g) All references to "this Certificate" in this Section 11 refer to this Certificate or any replacement Certificates as provided for in Sections 5(a) or 6(a) hereof.

               (h) For purposes of this Section 11, the "market value" of a share of Common Stock shall be deemed to be the closing bid price on the date of the issuance of the securities for which such computation is being made, as reported on the principal United States securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not then listed on any United States stock exchange, the average of the closing sales price on such date of issuance in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") or, if not so reported, the average of the closing bid and asked prices on such date of issuance as reported in the "pink sheets" published by the National Quotation Bureau, Inc. or any successor thereof or, if not so quoted, the average of the middle market quotations on such date of issuance as reported on the daily official list of the prices of stock listed on The London
          Stock Exchange Limited ("The Stock Exchange Daily Official List"). In the case of market value computations based on The Stock Exchange Daily Official List, the market value shall be converted into United States dollars at the then spot market exchange rate of pounds sterling (UK) into United States dollars as quoted by Chemical Bank or any successor bank thereto on the date of determination. If a quotation of such exchange rate is not so available, the exchange rate shall be the exchange rate of pounds sterling in United States dollars as quoted in The Wall Street
          Journal on the date of determination.

     5. The references to "Shares" in paragraphs 2, 3, 4, 5, 6 and 16 and in the restrictive legend of the Warrant Certificate shall refer to shares of Common Stock of the Company issued by the Company upon exercise or exchange of the Warrant Certificate.

     6. The following form of election to exchange shall be added to the back of the Warrant Certificate:

                          XCL LTD.

                FORM OF ELECTION TO EXCHANGE

          (To be executed by the registered Holder if such Holder desires to exercise the election to exchange)

               The undersigned registered Holder hereby irrevocably elects to exercise the right to exchange this Warrant Certificate for shares of Common Stock of XCL Ltd., par value $.01 per share, having a market value on the date hereof of $100,000 (the "Exchange Shares") or at the option of the Company, all or a portion of such $100,000 in cash, all in accordance with the terms hereof. The undersigned requests that a certificate for such Exchange Shares (unless all of such $100,000 is to be paid in cash) be registered in the name of and delivered to:

           _______________________________________
           _______________________________________
           _______________________________________
               (Please Print Name and Address)

     DATED:_________________________________________________

     Name                     of                     Warrant
     Holder:____________________________________________
                                    (Please Print)
     Address:_______________________________________________
     _______________________________________________________

     Signature:_____________________________________________

     Note:           The above signature must correspond  in
     all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.

     7. This Warrant Amendment Agreement shall not constitute a waiver or amendment of any other provision of the Warrant Certificate not expressly referred to herein and except as expressly amended hereby, the provisions of the Warrant Certificate are and shall remain in full force and effect.

     8. Upon surrender of the original Warrant Certificate issued to the Warrantholder, XCL shall issue a new Warrant Certificate of like tenor and an equivalent number of Warrants to the Warrantholder reflecting the amendment set forth herein.

     9. This Warrant Amendment Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     10. This Warrant Amendment Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this
Warrant   Amendment  Agreement  to  be  duly  executed   and
delivered as of the date and year first above written.

                              XCL LTD.



                              By:______________________________
                              Name:____________________________
                              Title:_____________________________

                              WARRANTHOLDER:

                              Estate of J. Edgar Monroe


                              By:______________________________
                                    Robert J. Monroe
                                     Executor